UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

Warner Music Group Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert S. Wiesenthal and Warner Music Group Corp. (the “Company”) have mutually agreed that Mr. Wiesenthal will be stepping down from his role as Chief Operating Officer/Corporate of the Company as of June 30, 2015.

Pursuant to a Separation and Release Agreement dated June 16, 2015 (the “Agreement”) between Mr. Wiesenthal and the Company, Mr. Wiesenthal has agreed to remain employed by the Company in a consulting capacity until September 30, 2015 (the “Separation Date”). During the period from July 1, 2015 through the Separation Date (the “Transition Period”), Mr. Wiesenthal will not serve as an employee of the Company or any of its affiliates, but will be available as needed, on a non-exclusive basis, to provide such assistance and information (including, but not limited to, transition and advisory services in order to ensure a smooth transition) as the Company may reasonably request.

In order to implement their mutual agreement, the Company and Mr. Wiesenthal have agreed as follows, as set out in the Agreement:

•	Mr. Wiesenthal will receive base salary at his current rate through September 30, 2015;

•	Mr. Wiesenthal will receive a severance payment of $750,000 to be paid at his current salary rate following September 30, 2015;

•	Mr. Wiesenthal will be eligible to receive an annual bonus for the Company’s 2015 fiscal year, in an amount to be determined by the Company in its discretion, based on factors including the strength of his performance and the performance of the Company, and prorated to reflect the months elapsed during such fiscal year prior to the start of the Transition Period. Payment of any discretionary bonus amount shall be made at the same time as annual bonuses for Company’s fiscal year 2015 are paid to Company employees generally, but not later than March 15, 2016;

•	Mr. Wiesenthal will receive an Annual FCF Bonus (as defined in the Amended and Restated Warner Music Group Corp. Senior Management Free Cash Flow Plan (as amended, the “FCF Plan”)) of $102,466, which shall be paid to him not later than December 31, 2015; and

•	With respect to Mr. Wiesenthal’s equity units under the FCF Plan:

•	Deferred Equity Units shall be settled for a cash payment of $303,264, which shall be paid not later than December 31, 2015;

•	Special Deferred Equity Units, 100% of which are unvested as of June 30, 2015, shall be forfeited as of June 30, 2015 with no consideration payable therefor;

•	Outstanding Vested Matching Equity Units shall be settled for a cash payment of $72,931, which shall be paid within 90 days following the Separation Date; and

•	Remaining Unvested Matching Equity Units shall be forfeited as of June 30, 2015 with no consideration payable therefor.

The foregoing description does not purport to be complete and is qualified in its entirety to the full text of the Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and Release dated June 16, 2015 between Rob Wiesenthal and Warner Music Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date: June 17, 2015	By:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and Release dated June 16, 2015 between Rob Wiesenthal and Warner Music Inc.